Form N-SAR
DFA Investment Dimensions Group Inc.
Question 77Q1

Please refer to:

1)	The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 73/74 to the Registration Statement on Form N-1A of DFA
Investment Dimensional Group Inc., filed with the
Securities and Exchange Commission on January 14,
2005 regarding the offering of shares of the Emerging Markets Core Equity Portfolio.

2)	The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 75/76 to the Registration Statement on Form N-1A of DFA
Investment Dimensional Group Inc., filed with the
Securities and Exchange Commission on March 30,
2005 regarding the offering of shares of the Emerging Markets Core Equity Portfolio.

3)	The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 75/76 to the Registration Statement on Form N-1A of DFA
Investment Dimensional Group Inc., filed with the
Securities and Exchange Commission on March 30,
2005 regarding the name changes for the following portfolios: (i) LWAS/DFA U.S. High Book to
Market Portfolio to AAM/DFA U.S. High Book to
Market Portfolio; (ii) LWAS/DFA International
High Book to Market Portfolio to AAM/DFA
International High Book to Market Portfolio;
(iii) LWAS/DFA Two-Year Fixed Income Portfolio to
AAM/DFA Two-Year Fixed Income Portfolio; and (iv)
LWAS/DFA Government Portfolio to AAM/DFA
Government Portfolio.